UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2015

FibroGen, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36740	77-0357827
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

FibroGen, Inc.

409 Illinois Street

San Francisco, CA 94158

(Address of principal executive offices, including zip code)

(415) 978-1200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Appointment of New Director

On August 6, 2015, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of FibroGen, Inc. (the “Company”), the Board appointed Jeffrey W. Henderson as a Class I director of the Company and a member of the Audit Committee, effective August 6, 2015.

Mr. Henderson will hold office for the term expiring at the Company’s 2018 annual meeting of stockholders. Mr. Henderson will receive compensation as a non-employee director of the Company under the Company’s Non-Employee Director Compensation Policy, as amended, filed as Exhibit 10.5 with the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 26, 2015. Under the Non-Employee Director Compensation Policy, Mr. Henderson received two option grants to purchase a total of 21,896 shares of the Company’s common stock with an exercise price of $22.09 per share.

Mr. Henderson and the Company have also entered into the Company’s standard Indemnity Agreement, effective August 6, 2015, a form of which is filed as Exhibit 10.26 with the Company’s registration statement on Form S-1, as amended, filed with the SEC on October 23, 2014.

A copy of the Company’s press release announcing Mr. Henderson’s appointment to the Board is attached as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release titled “FibroGen Appoints Jeffrey W. Henderson to Board of Directors” dated August 6, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIBROGEN, INC.

Dated: August 12, 2015

	By:	/s/ Michael Lowenstein
Michael Lowenstein
VP, Legal Affairs

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release titled “FibroGen Appoints Jeffrey W. Henderson to Board of Directors” dated August 6, 2015